                                 SCHEDULE 14A
                                (Rule 14a-101)
                    Information Required in Proxy Statement
                           Schedule 14A Information

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                              (Amendment No. ___)

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                           HDS NETWORK SYSTEMS, INC.
                (Name of Registrant as Specified In Its Charter)

                           Nancy D. Weisberg, Esquire
                           MCCAUSLAND, KEEN & BUCKMAN
                          Five Radnor Corporate Center
                         100 Matsonford Road, Suite 500
                          Radnor, Pennsylvania  19087
                                (610)  341-1000
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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                           HDS Network Systems, Inc.
                               400 Feheley Drive
                      King of Prussia, Pennsylvania 19406




                                        November 6, 1996


TO OUR STOCKHOLDERS:

     You are cordially invited to attend the Annual Meeting of Stockholders to be held on Tuesday, December 3, 1996, at 10:00 a.m., at the offices of the Company, 400 Feheley Drive, King of Prussia, Pennsylvania 19406

     The accompanying Notice of Meeting and Proxy Statement describe the matters to be acted upon during the Annual Meeting. You are welcome to present your views on these items and other subjects related to the Company's operations. Your participation in the activities of the Company is important, regardless of the number of shares you hold.

     To ensure that your shares are represented at the Annual Meeting, whether or not you are able to attend, please complete the enclosed proxy and return it to us in the postage-paid envelope.

     I hope you will attend the Annual Meeting.


                                        Sincerely,


                                        Arthur R. Spector
                                        Chairman of the Board,
                                        President and Chief Executive Officer

                           HDS NETWORK SYSTEMS, INC.
                           -------------------------

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                               DECEMBER 3, 1996
                               ----------------


TO THE STOCKHOLDERS:

     The Annual Meeting of the Stockholders of HDS Network Systems, Inc. (the "Company"), a Delaware corporation, will be held on Tuesday, December 3, 1996, at 10:00 a.m., at the offices of the Company, 400 Feheley Drive, King of Prussia, Pennsylvania, for the following purposes:

     1.  To elect six Directors of the Company.

     2. To consider and act upon a proposal to amend the Company's 1995 Stock Option Plan.

     3. To consider and act upon a proposal to approve the Company's wholly-owned subsidiary's, Information Technology Consulting, Inc. 1996 Equity Compensation Plan.

     4. To vote upon a proposal to ratify the selection of Arthur Andersen LLP as the Company's independent accountants for the fiscal year ending June 30, 1997.

     5. To transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

     Stockholders of record at the close of business on October 23, 1996 are entitled to notice of, and to vote at, the Annual Meeting and any adjournments thereof.

     All stockholders are cordially invited to attend the Annual Meeting in person, but whether or not you plan to attend, please promptly sign, date and mail the enclosed proxy in the return envelope. Returning your proxy does not deprive you of the right to attend the Annual Meeting and vote your shares in person.

                                        By Order of the Board of Directors,


                                        Scott Holland
                                        Secretary

King of Prussia, Pennsylvania
November 6, 1996

                           HDS Network Systems, Inc.



                                PROXY STATEMENT



     This Proxy Statement is furnished in connection with the solicitation of proxies at the direction of the Board of Directors of HDS Network Systems, Inc. (the "Company") for use at the Annual Meeting of Stockholders to be held on December 3, 1996.

     Stockholders of record at the close of business on October 23, 1996 will be entitled to vote at the Annual Meeting. At the close of business on October 23, 1996, 5,732,025 shares of the Company's $0.001 par value common stock ("Common Stock") were outstanding. A stockholder is entitled to one vote for each share of Common Stock held by such stockholder. This Proxy Statement and the enclosed form of proxy are being mailed to the Company's stockholders on or about November 6, 1996.

     Shares represented by a proxy in the accompanying form, unless previously revoked, will be voted at the Meeting if the proxy is returned to the Company properly executed and in sufficient time to permit the necessary examination and tabulation before a vote is taken. A proxy may be revoked at any time prior to its exercise by giving written notice to the Secretary of the Company, by giving a later dated proxy, or by voting in person at the meeting. Mere attendance at the Annual Meeting will not revoke the proxy. Any specific instructions indicated on your proxy will be followed. Unless contrary instructions are given, your proxy will be voted FOR each of the proposals described in this Proxy Statement and in the discretion of the proxy holders on such other business as may properly come before the Annual Meeting.

     Abstentions are counted as shares present for purposes of determining the presence or absence of a quorum for the transaction of business. Brokers holding shares for beneficial owners must vote their shares according to the specific instructions they receive from the owners. If specific instructions are not received, brokers may vote these shares in their discretion, except if they are precluded from exercising their voting discretion on certain proposals pursuant to the rules of the New York Stock Exchange. In such a case, the broker may not vote on the proposal absent specific voting instructions. This results in what is known as a "broker non-vote." A broker non-vote has the effect of a negative vote when a majority of the shares issued and outstanding is required for approval of the proposal. A broker non-vote has the effect of reducing the number of required affirmative votes when a majority of the shares present and entitled to vote or a majority of the votes cast is required for approval of the proposal. The election of each nominee for director (Proposal
1) requires a plurality of votes cast. Brokers have discretionary authority to vote on this proposal. Approval of the proposed amendment to the 1995 Stock Option Plan (Proposal 2), the approval of the Information Technology Consulting, Inc. 1996 Equity Compensation Plan (Proposal 3) and the ratification of the selection of the auditors (Proposal 4) require the approval of a majority of the outstanding shares of Common Stock represented and entitled to vote at the meeting. For purposes of Proposals 2, 3 and 4, abstentions will have the same effect as a vote against the proposal. Broker non-votes will have no effect on the approval of Proposals 2, 3 or 4.
The New York Stock Exchange determines whether brokers have discretionary authority to vote on a given proposal.

     The cost of proxy solicitation, including the cost of reimbursing banks and brokers for forwarding proxies and proxy statements to beneficial owners of the Common Stock, will be paid by the Company. Proxies will be solicited without extra compensation by certain officers and regular employees of the Company by mail and, if found to be necessary, by telephone and personal interviews. All shares represented by valid proxies will be voted.


                             ELECTION OF DIRECTORS

     The By-Laws of the Company presently provide that the Board of Directors shall designate the number of directors constituting the Board of Directors. Currently, that number has been fixed by the Board of Directors at six. All of the directors have been selected by the Board of Directors to be elected at the meeting to serve for one-year terms expiring at the 1997 Annual Meeting and until their respective successors are elected and qualified.

     The names and biographical summaries of the six persons who have been nominated to stand for election at the 1996 Annual Meeting appear below.

     All nominees have indicated that they are willing and able to serve as directors if elected. In the event that any nominee should become unavailable, the proxy will be voted for the election of any substitute nominee designated by the Board of Directors or its Nominating and Compensation Committee.

     The Board of Directors recommends that you vote FOR the election of each of the nominees for director.

     The following biographical information is furnished as to each person nominated for election as a director.

          Name                 Age                   Position
-----------------------------  ---  ------------------------------------------

     Arthur R. Spector          56  Chairman of the Board, President and Chief
                                    Executive Officer
     Michael G. Kantrowitz      36  Executive Vice President and Director
     Howard L. Morgan /(1)/     50  Director
     John M. Ryan /(1)(2)/      61  Director

     Carl G. Sempier /(2)/      65  Director


     James W. Dixon             49  Director

------------------

     /(1)/  Member of the Compensation and Stock Option Committee
     /(2)/  Member of the Audit Committee


     Mr. Spector has been Chairman of the Board of the Company since its inception. Mr. Spector served as President and Chief Executive Officer from inception until March 2, 1995, the date of the consummation of the merger of the Company with Human Designed Systems, Inc. ("HDS"), and reassumed these positions in May 1996. Since September 1996, he has also served as Chairman of Information Technology Consulting, Inc., a wholly-owned subsidiary of the Company which was formed for the purpose of acquiring companies in the network computer services field ("ITC"). Mr. Spector is also Chairman of the Board of USDATA Corporation, a developer of software tools for real-time data collection and control, and FormMaker Software, a developer of document automation software. He has been affiliated with Safeguard Scientifics, Inc. since January 1993 and currently serves as its Director of Acquisitions. From July 1992 until May 1995, he was Vice Chairman of Casino & Credit Services, Inc., a company which operated nationwide debt collection and credit database businesses. Since October 1991, Mr. Spector has been Chief Executive Officer and a director of Perpetual Capital Corporation, a merchant banking organization.

     Mr. Kantrowitz has been Executive Vice President of the Company since March 2, 1995. Prior to that, he was an employee of HDS from 1983, holding the positions of Executive Vice President from 1991 until March 1995 and Vice President of Marketing and Sales from 1987 until 1991. Prior to joining HDS, Mr. Kantrowitz held positions with Raytheon Company and Adage Corporation.

     Mr. Morgan has served as a director of the Company since March 2, 1995. He has been the President of The Arca Group, Inc., a Pennsylvania-based consulting and investment management firm, since July 1989. From April 1982 until March 1990, Mr. Morgan was President of Renaissance Technologies Corp., a venture capital and consulting firm located in New York. Until 1986, he held the position of Professor of Decision Sciences at the Wharton School of the University of Pennsylvania and has served in editorial positions on various academic and trade publications. Mr. Morgan also serves as a director of Integrated Circuit Systems, Inc., Quarterdeck Corporation, Franklin Electronic Publishers, Inc., Unitronix Corporation, a manufacturer of manufacturing planning software, Segue Software Corp., a manufacturer of quality assurance testing software, Cylink Corp., a manufacturer of encryption software, MetaTools, Inc., a maker of graphics software, and Kentek Information Systems, Inc., a manufacturer of laser printers. Mr. Morgan served as a member of HDS's Board of Directors from 1977 until 1983.

     Mr. Ryan has served as a director of the Company since March 2, 1995. He is currently the principal in Devon Hill Ventures, a venture investing and consulting firm which focuses on technology investments, and Chairman of DLB Systems, Inc. Mr. Ryan is also a director of

Integrated Systems Consulting Group, Inc. and a number of private companies, including Control Software, Inc. Mr. Ryan was the founder of SunGard Data Systems, Inc., a publicly-held computer services company, and served as its Chairman and Chief Executive Officer from 1976 to 1987. From 1987 to 1989, he was the President of Devon Hill Company, a merger and acquisition and venture investing firm. From 1989 to 1991, Mr. Ryan was the Chairman of PC Concepts, Inc., a computer training company, and President and Chief Executive Officer of Analytics, Inc., a technical services company. From 1992 to 1994, he was an advisory director of Foley, Mufson & Howe, an investment banking firm.

     Mr. Sempier has served as a director of the Company since March 2, 1995.
He has been associated with Safeguard Scientifics, Inc. since 1990 and currently serves as Vice Chairman of Safeguard International Group, Inc. From 1980 until his retirement in 1988, he was the President and Chief Executive Officer of Mannington Mills, Inc., a manufacturer of flooring. He is also a director of Premier Solutions Limited, a supplier of asset management solutions to financial institutions, and Tangram Enterprise Solutions, Inc., a publicly-traded company providing network and connectivity software to corporations and government entities.

     Mr. Dixon has served as a director of the Company since July, 1996. Since September 1996, he has also served as President and Chief Executive Officer of ITC. From 1988 to 1995, Mr. Dixon served as Chairman of CompuCom Systems, Inc. and was its CEO from 1988 until 1994. From January to July of 1996, Mr. Dixon served as President and CEO of ClientLink Corporation. He continues to serve as a Director of CompuCom, and is a director of USDATA Corporation and DesignBuild Concepts, a construction company.

Board of Directors and Committees

     The Company's Board of Directors held five meetings during the year ended June 30, 1996. Each of the current directors attended at least 80% of the meetings of the Board and Committees on which they serve held during the period for which such persons have been directors or committee members, except for Mr. Sempier, who attended 60% of the meetings.

     The standing committees of the Board of Directors are the Compensation and Stock Option Committee and the Audit Committee. These committees held, respectively, one meeting and two meetings during the year ended June 30, 1996.

     The responsibilities of the Compensation and Stock Option Committee include the review of compensation practices, the determination of salaries and bonus awards of executive officers and the administration of the Company's 1995 Stock Option Plan of the Company.

     The duties of the Audit Committee include the selection of independent accountants subject to the approval of the stockholders, the review of the scope and results of the audit and the review of the organization and scope of the Company's internal auditing and financial controls.

Compensation of Directors

     Directors (other than those who are employees of the Company) receive a cash payment of $1,000 for each Board meeting attended, and receive a one-time grant of 10,000 options upon a director's initial election. Thereafter non-employee directors receive an annual grant of 5,000 options.


                             EXECUTIVE COMPENSATION

     The following table sets forth certain information concerning the compensation paid during the fiscal years ended June 30, 1996, 1995 and 1994 to the Company's Chief Executive Officer and each of the Company's two other most highly compensated executive officers whose total salary and bonus earned during the 1995 fiscal year exceeded $100,000. Compensation through March 1, 1995 reflects compensation paid by Human Designed Systems, Inc. ("HDS"), which was acquired by the Company pursuant to a merger consummated on March 2, 1995 (the "Merger")

Summary Compensation Table
                                Annual Compensation                              Long Term Compensation
                           ----------------------------------------------      --------------------------
                                                             Other Annual      Securities   All Other
Name and Principal          Fiscal                           Compensation      Underlying   Compensation
     Position                Year    Salary ($)  Bonus($)    ($)(1)            Options(#)   ($)(1)
-------------------        --------  ----------  --------    ------------      ----------   ------------
Arthur R. Spector /(2)/      1996    $   --       $    ---   $    ---              5,000       $ ---
President and
Chief Executive Officer

Mark A. Gelberg /(2)/        1996   $119,423       $11,608        ---               ---        $ 500  /(4)/
President and Chief          1995    135,000        36,959        ---            253,000         500  /(4)/
Executive Officer            1994     96,000        29,000        ---               ---          500  /(4)/

Michael G. Kantrowitz        1996   $125,000       $ 9,431        ---               ---        $ 500  /(4)/
Executive Vice President     1995    173,820/(3)/   11,866        ---            200,000         500  /(4)/
                             1994    190,676/(3)/      ---        ---               ---          500  /(4)/

Edward M. Parks              1996   $100,000       $26,275        ---               ---        $ 500  /(4)/
Vice President of            1995    100,000        21,261        ---            100,000         500  /(4)/
Engineering                  1994    100,000        10,140        ---               ---          500  /(4)/

Scott Holland                1996   $105,000           ---        ---               ---          ---
Vice President of Finance    1995     10,090           ---        ---            50,000          ---
and Administration

-------------------------------------

  /(1)/ Amount does not exceed the lesser of $50,000 or 10% of total salary and bonus.
  /(2)/ Mr. Spector was appointed to the position of President and Chief Executive Officer upon Mr. Gelberg's resignation on May 17, 1996.
  /(3)/ Includes commission earnings of $79,737 and $118,676 in 1995 and 1994, respectively.
  /(4)/  Consists of amounts contributed by the Company under the 401(k) Plan.



Option Grants During 1996 Fiscal Year

     Except for the automatic grant of options to Mr. Spector as non-employee director, no options were granted to any executive officers during the 1996 fiscal year.



                                                                                             Potential Realization Value at
                                                                                          Assumed Annual Rates of Stock Price
                                              Individual Grants                             Appreciation for Option Term(1)
----------------------------------------------------------------------------------------  -----------------------------------
                            No. of              % of Total
                            Securities          Options
                            Underlying          Granted to
                            Options             Employees           Exercise  Expiration
        Name                Granted (#)         in Fiscal Year       Price       Date        0%($)          5%($)        10%($)
------------------------    ------------        ------------------   -----    ----------   --------       ---------    ----------

Arthur R. Spector               5,000                    2.5         5.625     1/1/2001     28,125          35,895        45,296
---------------------------

/(1)/ These amounts, based on assumed appreciation rates of 0%, 5% and 10% prescribed by the Securities and Exchange Commission rules, are not intended to forecast possible future appreciation, if any, of the Company's stock price.

Aggregated Option Exercises During 1996 Fiscal Year and Fiscal Year-End Option Values

     The following table provides information related to options exercised by the named executive officers during fiscal 1996 and the number of the Company's options held at fiscal year-end.

                                                                Number of Securities
                                                               Underlying Unexercised         Value of Unexercised
                                                                     Options at               In-the-Money Options
                                                                 Fiscal Year-End(#)        at Fiscal Year End ($)(1)
                            Shares Acquired      Value      ----------------------------  ----------------------------
         Name                on Exercise(#)   Realized($)(1)Exercisable    Unexercisable  Exercisable    Unexercisable
--------------------------  ----------------  ------------

   Arthur R. Spector                                          10,000            5,000        36,250          15,625

   Mark A. Gelberg              ----               --        110,688              ---       262,884             ---

   Michael G. Kantrowitz        ----               --        100,000          100,000       237,500         237,500

   Edward M. Parks              ----               --         50,000           50,000       162,500         162,500

   Scott Holland                ----               --         12,500           37,500        40,625         121,875
-------------------------

    /(1)/ Value based on the closing price of $8.75 on June 30, 1996, less the option exercise price.

Agreements with Executive Officers

     In connection with the Merger, the Company entered into a four-year employment contract with Mark Gelberg which provided for a base salary of $135,000 per year and an annual bonus equal to 1.6% of the Company's consolidated operating income, subject to certain adjustments. The agreement contained confidentiality and non-competition agreements from Mr. Gelberg. The agreement permitted the Company to terminate Mr. Gelberg's employment with or without cause; however, in the event of a termination without cause, Mr. Gelberg was entitled to severance benefits equivalent to the compensation he would have received for the remaining term of the agreement.

     In connection with the Merger, the Company entered into a three-year employment contract with Michael Kantrowitz which provides for a base salary of $125,000 per year and an annual bonus equal to 1.3% of the Company's consolidated operating income, subject to certain adjustments. The agreement contains confidentiality and non-competition agreements from Mr. Kantrowitz. The agreement permits the Company to terminate Mr. Kantrowitz's employment with or without cause; however, in the event of a termination without cause, Mr. Kantrowitz is entitled to severance benefits equivalent to the compensation he would have received for the remaining term of the agreement.

Change in Control Arrangements

     Options granted under the Company's 1995 Stock Option Plan contain provisions pursuant to which all outstanding options granted under such plan shall become fully vested and immediately exercisable upon a "change in control" as defined in such plan.


                    COMPENSATION AND STOCK OPTION COMMITTEE
                        REPORT ON EXECUTIVE COMPENSATION


     The Compensation and Stock Option Committee (the "Committee") of the Board of Directors establishes the general compensation policies and specific compensation levels regarding salaries and the award of stock options under the Company's 1995 Stock Option Plan. The Committee currently consists of two non-employee directors. Mr. Spector resigned from his position as a member of the Committee as a result of his appointment as President and Chief Executive Officer of the Company. Mr. Spector did not participate in any decisions regarding his own compensation as an executive officer of the Company.

     The Company's compensation program includes annual salary and possible long-term incentives, in the form of stock options, designed to attract, motivate and retain highly qualified executives who will effectively manage the Company and maximize stockholder value. In establishing total compensation, the Committee considers individual and Company performance, as well as compensation levels in comparable companies.

Annual Compensation
-------------------

     Annual salary levels are established based upon an evaluation of individual performance and comparable compensation levels, although the Committee has not made formal comparisons with peer group companies and has not used specific criteria to evaluate individual performance. The Committee relies on the foregoing evaluation and exercises subjective judgment and discretion in light of the Company's general compensation policies and practices described above to determine salaries. The annual salaries and bonuses of the former chief executive officer and another executive officer were determined pursuant to employment agreements which were negotiated between the Company and such persons at the time of the merger with HDS in March 1995. Except for the bonuses which were provided for in such agreements, the Committee has not included bonus payments in its annual compensation program.

Long-Term Compensation
----------------------

     Long-term incentives are provided through the grant of stock options under the Company's stock option plan. The Committee reviews and approves the participation of executive officers of the Company under the Company's stock option plan. The Committee has the authority to determine the individuals to whom stock options are awarded, the terms of the options and the number of shares subject to each option. Options typically vest in four equal annual installments beginning one year from the date of grant and are exercisable at an exercise price equal to the fair market value of shares of the Common Stock on the date of grant. The size of option grants are generally based upon the executive officer's level of responsibility. Through the grant of stock options, the objective of aligning executive officers' long-range interests with those of the stockholders are met by providing the executive officers with the opportunity to build a meaningful stake in the Company. The Committee evaluates the individual's and the Company's performance and the data of comparable companies, although it has not relied on formal comparisons, and exercises subjective judgment and discretion in view of this information and the Company's general compensation policies and practices.

Chief Executive Officer Compensation
------------------------------------

     Arthur R. Spector has been the Company's President and Chief Executive Officer since May 17, 1996. Mr. Spector did not receive any compensation as President and Chief Executive Officer during fiscal 1996. He received 5,000 options as a non-employee director prior to becoming President and Chief Executive Officer. For services to be rendered as President and Chief Executive Officer during 1997, Mr. Spector will receive an annual salary of $40,000. Mr. Spector will also receive an annual salary of $20,000 as Chairman of ITC. Mark
A. Gelberg, the former president and chief executive officer served in such positions from March 2, 1995, the date of the merger with HDS, to May 17, 1996, the date of his resignation. His annual compensation and the number of options granted to him were determined pursuant to his employment agreement, which had been negotiated with the Company at the time of the merger with HDS.

Deductibility of Executive Compensation
---------------------------------------

     Federal tax laws impose requirements in order for compensation payable to certain executive officers to be fully deductible. The Company intends, to the extent practicable, to preserve deductibility under the Internal Revenue Code of compensation paid to its executive officers while maintaining compensation programs to attract and retain highly qualified executives in a competitive environment.

     The foregoing report has been furnished by the Compensation and Stock Option Committee of the Board of Directors. The current membership of the Committee is as follows:

          Howard L. Morgan
          John M. Ryan


                     COMPENSATION COMMITTEE INTERLOCKS AND
                             INSIDER PARTICIPATION


     Arthur R. Spector was a member of the Compensation and Stock Option Committee until he assumed the position of President and Chief Executive Officer on May 17, 1996. Mr. Spector has served as the President and Chief Executive Officer of the Company since Mr. Gelberg's resignation on May 17, 1996.


                               PERFORMANCE GRAPH


     The following graph compares the cumulative total return on the Company's Common Stock for the period April 2, 1993 (the date of the Company's initial public offering) to June 30, 1996 with similar returns for the (i) S&P Technology-500 and the S&P 500 Index.

                [TOTAL SHAREHOLDER RETURNS GRAPH APPEARS HERE]

                                                Indexed Returns
                         Base
                        Period
Company/Index Name     2-Apr-93     Jun-93     Jun-94     Jun-95     Jun-96
--------------------------------------------------------------------------------
HDS NETWORK SYSTEMS      100        102.33      95.35      95.93     162.79
S&P TECHNOLOGY-500       100        110.12     119.26     194.03     231.20
S&P 500 INDEX            100        105.55     107.04     134.94     170.03

                              CERTAIN TRANSACTIONS

     The Company entered into a consulting agreement with Mr. Spector pursuant to which Mr. Spector provided corporate advisory, financial and other consulting services to the Company, consistent with Mr. Spector's knowledge and expertise in corporate management and financial affairs, long range strategic planning and other areas that are considered to be of significant value to the Company. The agreement was for a period of one year ending on March 2, 1996 and provided for the payment of $100,000 to Mr. Spector for the services provided by Mr. Spector.

     In September 1996, the Company formed ITC, a Delaware Corporation. Its Board of Directors consists of the same members as the Company's Board. James W. Dixon, a director of the Company, is the President and Chief Executive Officer of ITC and receives an annual salary of $155,000, and Arthur R. Spector, the Company's President and Chief Executive Officer, is the Chairman of ITC and receives an annual salary of $20,000. The Company has made a commitment to purchase, if and when determined by ITC, up to 3,500,000 shares of ITC's common stock at a price of $1,000,000. The Company has purchased 350,000 shares for a capital contribution of $100,000. The Company has also agreed to loan up to $1,000,000 to ITC, repayable on demand.



                      BENEFICIAL OWNERSHIP OF COMMON STOCK

     The following table sets forth certain information regarding beneficial ownership of the shares of Common Stock of the Company as of June 30, 1996 by
(i) each stockholder known by the Company to be the beneficial owner of more than 5% of the outstanding Common Stock, (ii) each director of the Company and
(iii) all directors and executive officers as a group. Except as otherwise indicated, the Company believes that the beneficial owners of the shares of Common Stock listed below, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable.

                                           Number of Shares       Percentage
       Principal Stockholders             Beneficially Owned  Beneficially Owned
----------------------------------------  ------------------  ------------------

 Arthur R. Spector......................    102,500    /(1)/          1.7
 Mark A. Gelberg /(2)/..................    708,205 /(1)(3)/         12.4
 Michael G. Kantrowitz..................    253,535 /(1)(3)/          4.3
 Howard L. Morgan.......................     28,146 /(1)(3)/            *
 John M. Ryan...........................     13,500    /(1)/            *
 Samuel A. Plum.........................     12,500    /(1)/            *
 Carl G. Sempier........................     12,500    /(1)/            *
 James Dixon............................                 ---            *
 Warren V. Musser /(4)/.................    500,000    /(3)/          8.0
 Terri N. Gelberg /(5)/.................    642,517    /(3)/         11.0
 Roger S. Pincus and Ruth M. Pincus         306,415    /(3)/          5.3
  /(6)/.................................



 All Executive Officers and Directors
 as a Group (10 persons)................    520,181 /(1)(3)/          8.6
--------------------------

 *  Less than 1%

 /(1)/ Includes options exercisable within 60 days of June 30, 1996 to purchase the Company's Common Stock issued pursuant to the Company's 1995 Stock Option Plan: Mr. Spector, 12,500 shares; Mr. Gelberg, 110,688 shares; Mr. Kantrowitz, 100,000 shares; Mr. Morgan, 12,500 shares; Mr. Ryan, 12,500 shares; Mr. Plum, 12,500 shares; and Mr. Sempier, 12,500 shares.
 /(2)/ The stockholder's address is 649 South Henderson Road, King of Prussia, Pennsylvania 19406
 /(3)/ Includes Warrants exercisable within 60 days of June 30, 1996 to purchase the Company's Common Stock: Mr. Gelberg, 115,863 shares; Mr. Kantrowitz, 31,293 shares; Mr. Morgan, 3,442 shares; Mr. Musser, 500,000 shares; Ms. Gelberg, 115,863 shares; and Roger and Ruth Pincus, 63,228 shares.
 /(4)/ The stockholder's address is 435 Devon Park Drive, Building 800, Wayne, Pennsylvania 19087. Mr. Musser is the Chairman, Chief Executive Officer and President of Safeguard Scientifics, Inc., which beneficially owns 140,000 shares of the Common Stock not included in the shares beneficially owned by Mr. Musser. Mr. Musser disclaims beneficial ownership of all such excluded shares. This information is presented in reliance on information disclosed in a Schedule 13D filed with the Securities and Exchange Commission (the "SEC") on February 3, 1994.
 /(5)/ The stockholder's address is 1909 Panama Street, Philadelphia, Pennsylvania 19031. The information is presented in reliance on information disclosed in a Schedule 13D filed with the Securities and Exchange Commission on February 7, 1996.
 /(6)/ Except for 14,224 shares held individually by Roger Pincus, the stockholders share investment and voting power. The stockholders' address is 12 Bambi Lane, Haverford, Pennsylvania 19041. The information is presented in reliance on information disclosed in Schedule 13D filed with the Securities and Exchange Commission on February 10, 1996.



                           PROPOSAL TO AMEND THE 1995
                               STOCK OPTION PLAN

     At the meeting, there will be presented a proposal to approve an amendment to the Company's 1995 Stock Option Plan (the "1995 Plan"). The full text of the 1995 Plan, as proposed to be amended, is attached as Exhibit A. This amendment provides (1) for an increase in the aggregate number of shares of Common Stock reserved for issuance under the 1995 Plan from 1,000,000 shares to 1,100,000 shares and (2) for an additional increase in the aggregate number of shares of Common Stock reserved for issuance from 1,100,000 shares to 1,500,000 shares in the event that the Company's redeemable common stock purchase warrants (the "Warrants") are called for redemption by the Company. The Warrants may be called for redemption by the Company at a price of $.01 per Warrant if the last sale price of the Company's Common Stock has been at least $10.00 per share for 20 consecutive days.

     The Board of Directors believes that the granting of stock options is an effective method of recruiting and retaining valuable employees of the Company by providing an incentive to such persons and strengthening the identity of interests between such key employees and the Company. An increase in the aggregate number of shares of Common Stock reserved for issuance under the 1995 Plan is necessary to continue the Company's efforts to attract and retain qualified key executives, directors and other personnel. Accordingly, on October 18, 1996, the Board of Directors adopted, subject to stockholder approval, an amendment to increase the number of shares of Common Stock available under the 1995 Plan as described above.

 Vote Required for Approval

     To be adopted, the amendment to the 1995 Plan must be approved by a majority of the outstanding shares of Common Stock represented and entitled to vote at the meeting.

     The Board unanimously recommends a vote FOR the adoption of the amendment to the 1995 Plan.

 Description of the Plan

     Eligibility

     Those persons who are employees, officers, directors and independent contractors of particular merit of the Company are eligible to be selected by the committee (the "Committee") of the Board of Directors that administers the 1995 Plan.

     Types of Options

     The 1995 Plan authorizes (i) the granting of incentive stock options ("Incentive Options") to purchase shares of the Company's Common Stock and (ii) the granting of nonqualified stock options ("Nonqualified Options") to purchase shares of the Company's Common Stock. Unless the context otherwise requires, the term "Option" includes both Incentive Options and Nonqualified Options.

     Administration

     The 1995 Plan is administered by the Compensation and Stock Option Committee (the "Committee") which currently consists of two non-employee members of the Board of Directors. The Committee in its sole discretion determines the eligible persons to be awarded Options, the number of shares subject thereto and the exercise price thereof, subject to certain limitations. In addition, the determinations and the interpretation and construction of any provision of the 1995 Plan by the Committee is final and conclusive.

     Common Stock Subject to the 1995 Plan

     A total of 1,000,000 shares of Common Stock (subject to adjustment as discussed below) have been reserved for sale upon exercise of Options granted under the 1995 Plan. As of the date hereof, 963,000 Options have been granted under the 1995 Plan. The proposed amendment would increase the number of shares to 1,100,000, and subsequently to 1,500,000 in the event that the Company called the Warrants for redemption.

     Granting of Options

     As of the date hereof, there were 70 employees and four non-employee directors who were eligible to receive Options under the 1995 Plan. Except as described below, the Committee grants Options from time to time in its discretion. No determination has been made as to the number of Options that may be allocated to the individuals named in the Summary Compensation Table, current executive officers as a group, current directors who are not executive officers as a group (except as described below), or all employees (including all current officers who are not executive officers) as a group, as a result of the amendment as set forth herein.

     The 1995 Plan also provides for automatic grants of Options to non-employee directors of the Company. Directors receive Options for 10,000 shares of Common Stock upon becoming directors and Options for 5,000 shares of Common Stock on each January 1.

     Exercise Price of Options

     Options may not be granted with an exercise price per share that is less than the fair market value of a share of Common Stock at the date of grant. The Options granted to non-employee directors will have an exercise price equal to the fair market value of a share of Common Stock at the date of grant.

     Payment of Exercise Price

     The exercise price of an Option may be paid in cash, certified or cashier's check, by money order, personal check, the delivery of already owned Common Stock having a fair market value equal to the exercise price, or by the use of the cashless exercise features of the 1995 Plan, provided, however, that if the optionee acquired such stock directly or indirectly from the Company, he shall have owned such stock to be surrendered for six months prior to tendering such stock for the exercise of an Option.

     Special Provisions for Incentive Options

     An employee may receive more than one Incentive Option, but the maximum aggregate fair market value of the Common Stock (determined when the Incentive Option is granted) with respect to which Incentive Options are first exercisable by such employee in any calendar year cannot exceed $100,000. In addition, no Incentive Option may be granted to an employee owning directly or indirectly stock possessing more than 10% of the total combined voting power of all classes of stock of the Company unless the exercise price is set at not less than 110% of the fair market value of the shares subject to such Incentive Option on the date of grant and such Incentive Option expires not later than five years from the date of grant.

     Transferability of Options

     No Incentive Option granted under the 1995 Plan is assignable or transferable, otherwise than by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order. The Committee may grant Nonqualified Options that are transferable without consideration, to immediate family members.

     Exercisability of Options

     The Committee, in its sole discretion, may limit the optionee's right to exercise all or any portion of an Option until one or more dates subsequent to the date of grant. The Committee also has the right, exercisable in its sole discretion, to accelerate the date on which all or any portion of an Option may be exercised. The 1995 Plan provides that upon the occurrence of certain changes in control, mergers or sales of substantially all of the assets of the Company, each Option shall immediately become exercisable in full.

     Expiration of Options

     The expiration date of an Option is determined by the Committee at the time of the grant, but in no event is an Option exercisable after the expiration of 10 years from the date of grant of the Option.

     If an optionee's employment is terminated for cause, all rights of such optionee under the 1995 Plan cease and the Options granted to such optionee become null and void for all purposes. The 1995 Plan further provides that in most instances an Option must be exercised by the optionee within 30 days after the termination of an optionee's employment with the Company (for any reason other than termination for cause, mental or physical disability or death), if and to the extent such Option was exercisable on the date of such termination. If the optionee is a director and is not otherwise employed by the Company, his Option must be exercised within 30 days of the date he ceases to be a director. The termination provisions of Options granted to optionees who are independent contractors are determined at the discretion of the Committee. Generally, if an optionee's termination of employment is due to mental or physical disability, the optionee will have the right to exercise the Option (to the extent otherwise exercisable on the date of termination) for a period of one year from the date on which the optionee suffers the mental or physical disability. If an optionee dies while actively employed by the Company, the Option may be exercised (to the extent otherwise exercisable on the date of death) within one year of the date of the optionee's death by the optionee's legal representative or legatee.

     As described above, an Option becomes exercisable in full upon the occurrence of certain corporate transactions.

     Expiration of the 1995 Plan

     The 1995 Plan will expire on March 2, 2005, and any Option outstanding on such date will remain outstanding until it has either expired or has been fully exercised.

     Adjustments

     The 1995 Plan provides for adjustments to the number of shares under which Options may be granted, to the number of shares subject to outstanding Options and to the exercise price of such outstanding Options in the event of a declaration of a stock dividend or any recapitalization resulting in a stock split-up, combination or exchange of the Company's Common Stock.

     Certain Corporate Transactions

     All outstanding Options automatically become immediately exercisable upon a change in control, as defined in the 1995 Plan. In general, a change in control is deemed to have occurred if existing members of the Board of Directors nominated by existing members cease to constitute a majority of the Board, any person becomes a 50% or more stockholder of the Company (unless the acquisition is approved by a majority of the existing members of the Board), the Company becomes a party to a merger in which it will not be the surviving company or the stockholders approve the disposition of all or substantially all of the assets, or 50% or more of the capital stock, of the Company.

     Amendments

     The Board may amend, suspend or terminate the 1995 Plan or any Option at any time subject to stockholder approval in certain instances, provided that such action may not, without the consent of the optionee, substantially impair the rights of an optionee under an outstanding Option. The Committee may not amend the 1995 Plan without further stockholder approval to increase the number of shares of Common Stock reserved for issuance, to change the class of employees eligible to participate in the 1995 Plan, to permit the granting of Options with more than a 10-year term or to extend the termination date of the 1995 Plan.

 Federal Income Tax Consequences

     Grants of Options

     Under current tax laws, the grant of an Option will not be a taxable event to the recipient optionee and the Company will not be entitled to a deduction with respect to such grant.

     Exercise of Nonqualified Options and Subsequent Sale of Stock

     Upon the exercise of a Nonqualified Option, an optionee will recognize ordinary income at the time of exercise equal to the excess of the then fair market value of the Company's

 Common Stock received over the exercise price. The taxable income recognized upon exercise of a Nonqualified Option will be treated as compensation income subject to withholding and the Company will be entitled to deduct as a compensation expense an amount equal to the ordinary income an optionee recognizes with respect to such exercise. When shares of the Common Stock received upon the exercise of an Nonqualified Option subsequently are sold or exchanged in a taxable transaction, the holder thereof generally will recognize capital gain (or loss) equal to the difference between the total amount realized and the fair market value of the Common Stock on the date of exercise; the character of such gain or loss as long-term or short-term capital gain or loss will depend upon the holding period of the shares following exercise.

     Exercise of Incentive Options and Subsequent Sale of Stock

     The exercise of an Incentive Option will not be taxable to the optionee, and the Company will not be entitled to any deduction with respect to such exercise. However, to qualify for this favorable tax treatment of incentive stock options under the Code, the optionee may not dispose of the Common Stock acquired upon the exercise of an Incentive Option until after the later of two years following the date of grant or one year following the date of exercise. The surrender of shares of the Company's Common Stock acquired upon the exercise of an Incentive Option in payment of the exercise price of an Option within the required holding period for incentive stock options under the Code will be a disqualifying disposition of the surrendered shares. Upon any subsequent taxable disposition of the Company's Common Stock received upon exercise of an Incentive Option, the optionee generally will recognize long-term or short-term capital gain (or loss) equal to the difference between the total amount realized and the exercise price of the Option.

     If an Option that was intended to be an incentive stock option under the Code does not qualify for favorable incentive stock option treatment under the Code due to the failure to satisfy the holding period requirements, the optionee may recognize ordinary income in the year of the disqualifying disposition. Provided the amount realized in the disqualifying disposition exceeds the exercise price, the ordinary income an optionee shall recognize in the year of a disqualifying disposition shall be the lower of (i) the excess of the amount realized over the exercise price or (ii) excess of the fair market value of the Company's Common Stock at the time of the exercise over the exercise price. In addition, the optionee shall recognize capital gain on the disqualifying disposition in the amount, if any, by which the amount realized in the disqualifying disposition exceeds the fair market value on the Company's Common Stock at the time of the exercise. Such capital gain shall be taxable as long-term or short-term capital gain, depending on the optionee's holding period for such shares.

     Notwithstanding the favorable tax treatment of Incentive Options for regular tax purposes, as described above, for alternative minimum tax purposes, an Incentive Option is generally treated in the same manner as a Nonqualified Option. Accordingly, an optionee must generally include in alternative minimum taxable income for the year in which an Incentive Option is exercised the excess of the fair market value of the date of exercise of the Company's Common Stock received over the exercise price. If, however, an optionee disposes of the Company's

 Common Stock acquired upon the exercise of an Incentive Option in the same calendar year as the exercise, only an amount equal to the optionee's ordinary income for regular tax purposes with respect to such disqualifying disposition will be recognized for the optionee's calculation of alternative minimum taxable income in such calendar year.



    PROPOSAL TO APPROVE INFORMATION TECHNOLOGY CONSULTING, INC. 1996 EQUITY
                               COMPENSATION PLAN


 Approval of ITC Plan

     On October 18, 1996, the Board of Directors of ITC and the Company, as the sole stockholder of ITC, adopted the Information Technology Consulting, Inc. 1996 Equity Compensation Plan (the "ITC Plan"). The full text of the ITC Plan is attached as Exhibit B. The Company is seeking the approval of its stockholders to allow ITC to qualify for certain tax deductions pursuant to
 Section 162(m) of the Internal Revenue Code of 1986 (the "Code") for compensation paid to ITC's executive officers. The purpose of the ITC Plan is to provide designated key employees of ITC, its subsidiaries and its parent company, the Company, and non-employee members of the Board of Directors of ITC and the Company's Board of Directors with the opportunity to receive grants of incentive stock options ("Incentive Options") and non-qualified stock options ("Non-Qualified Options"). ITC believes that the ITC Plan will cause the optionees to contribute materially to the growth of ITC, thereby benefiting ITC's stockholders, and will align the economic interests of the participants with those of the stockholders.

 Vote Required for Approval

     To be approved by the Company's stockholders, the ITC Plan must be approved by a majority of the outstanding shares of Common Stock represented and entitled to vote at the meeting. Neither the ITC Plan nor the options granted under the ITC Plan are conditioned upon approval by the Company's stockholders.

     The Board unanimously recommends a vote FOR the adoption of the ITC Plan.

 Description of the Plan

     Eligibility

     Those persons who are employees of ITC, its subsidiaries and the Company and non-employee directors of ITC and the Company's Board of Directors shall be eligible to receive Options under the ITC Plan.

     Types of Options

     The ITC Plan authorizes the granting of Incentive Options and Non-qualified Options to purchase shares of ITC's Common Stock. Only persons who are employees of ITC, its subsidiaries or the Company may receive Incentive Options.

     Administration

     The ITC Plan shall be administered by a committee consisting of "outside directors" as defined under Section 162(m) of the Code, except that with respect to grants of options to non-employee directors, the ITC Board of directors must ratify or approve any such grants. The committee shall have the sole authority to determine the individuals to whom grants shall be made, determine the type, size and terms of the grants to be made, determine the time when the grants will be made and the duration of the exercise period, establish the terms of any non-compete provisions applicable to grants and deal with any other matters arising under the ITC Plan. The committee will have full power and authority to administer and interpret the ITC Plan, to make factual determinations and to adopt or amend rules, regulations, agreements and instruments relating to the ITC Plan. The determinations and interpretations of the ITC Plan made by the committee shall be conclusive and binding.

     Shares Subject to the ITC Plan

     A total of 1,500,000 shares of ITC Common Stock (subject to adjustment) have been reserved for sale upon exercise of Options granted under the ITC Plan, of which 150,00 shares shall be reserved for issuance to non-employee directors and 1,350,000 shares shall be reserved for issuance to employees. The maximum aggregate number of shares of ITC Common Stock that may be subject to Options granted to any individual during any calendar year shall be 750,000 shares.

     The ITC Plan provides for adjustment of shares available for issuance under the ITC Plan, the maximum number of shares for which any individual participating in the ITC Plan may be granted Options in any year, the number of shares covered by outstanding Options, the kind of shares issued under the ITC Plan and the price per share of such Option. In the event of a stock dividend, spinoff, recapitalization, stock split or combination or exchange of shares, merger, reclassification or other extraordinary or unusual event affecting the outstanding shares of ITC Common Stock.

     Exercise Price of Options

     Non-qualified Options may be granted with an exercise price per share that is equal to, greater than or less than, the fair market value (as defined in the ITC Plan) of a share of ITC Common Stock on the date of grant. The exercise price of Incentive Options shall be equal to, or greater than, the fair market value of the ITC Common Stock on the date of grant.

     Payment of Exercise Price

     An Optionee may pay the exercise price of an Option as specified in the Option grant in cash, or, with the approval of the committee, by delivering shares of ITC Common Stock. In the event that ITC completes an initial public offering, an optionee may exercise an option by use of the cashless exercise feature provided under the ITC Plan.

     Special Provisions for Incentive Options

     An employee may receive more than one Incentive Option, but the maximum aggregate fair market value of the Common Stock (determined when the Incentive Option is granted) with respect to which Incentive Options are first exercisable by such employee in any calendar year cannot exceed $100,000. In addition, no Incentive Option may be granted to an employee owning directly or indirectly stock possessing more than 10% of the total combined voting power of all classes of stock of ITC unless the exercise price is set at not less than 110% of the fair market value of the shares subject to such Incentive Option on the date of grant and such Incentive Option expires not later than five years from the date of grant.

     Transferability of Options

     No Incentive Option granted under the ITC Plan is assignable or transferable, otherwise than by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order. The committee may grant Nonqualified Options that are transferable to family members.

     Exercisability of Options

     Options shall become exercisable in accordance with the terms and conditions determined by the committee. The committee also has the right to accelerate the exercisability of outstanding Options at any time for any reason.

     Expiration of Options

     The expiration date of an Option will be determined by the committee, but in no event will an Option be exercisable for more than 10 years from the date of grant.

     If an optionee's relationship with ITC is terminated for cause, any Option held by such optionee shall terminate as of the date of termination. Except as provided in the option grant, an Option must be exercised by the optionee within 90 days after the termination of an optionee's relationship with ITC (for any reason other than termination for cause, disability or death), if and to the extent that the Option was exercisable by the optionee upon termination. If an optionee ceases to have their relationship with ITC due to disability, the optionee will have the right to exercise the Option (to the extent exercisable on the date of termination) for a period of one year from the date in which the optionee's relationship with ITC terminates. If an optionee dies while he or she has a relationship with ITC, or within 90 days after termination, the Option may be exercised (to the extent otherwise exercisable on the date of death) within one year of the date of the optionee's death.

     Change of Control

     All outstanding options automatically become immediately exercisable upon a change of control, as defined in the ITC Plan, unless determined otherwise by the committee. Upon a change of control where ITC is not the surviving corporation, all outstanding Options shall be assumed by, or replaced with comparable Options of the surviving corporation, unless the committee determines otherwise. In general, a change of control is deemed to have occurred if ITC becomes a party to a merger where the stockholders of ITC, immediately prior to the merger, will not beneficially own more than 50% of the voting stock of the surviving corporation, where the existing members of the Board cease to constitute a majority of the Board, upon the sale of all or substantially all of the assets of ITC or upon a liquidation of ITC.

     Amendments

     The Board may amend or terminate the ITC Plan at any time, subject to stockholder approval, to increase the aggregate number of shares under the ITC Plan or if the amendment would require approval under Section 162(m) of the Code. The Plan will terminate on the day immediately preceding the 10th anniversary of its effective date, unless it is terminated earlier by the Board or extended by the Board with the approval of the stockholders.

 Federal Income Tax Consequences

     Grants of Options

     Under current tax laws, the grant of an Option will not be a taxable event to the recipient optionee and ITC will not be entitled to a deduction with respect to such grant.

     Exercise of Nonqualified Options and Subsequent Sale of Stock

     Upon the exercise of a Nonqualified Option, an optionee will recognize ordinary income at the time of exercise equal to the excess of the then fair market value of ITC's Common Stock received over the exercise price. The taxable income recognized upon exercise of a Nonqualified Option will be treated as compensation income subject to withholding and ITC will be entitled to deduct as a compensation expense an amount equal to the ordinary income an optionee recognizes with respect to such exercise. When shares of the Common Stock received upon the exercise of an Nonqualified Option subsequently are sold or exchanged in a taxable transaction, the holder thereof generally will recognize capital gain (or loss) equal to the difference between the total amount realized and the fair market value of the Common Stock on the date of exercise; the character of such gain or loss as long-term or short-term capital gain or loss will depend upon the holding period of the shares following exercise.

     Exercise of Incentive Options and Subsequent Sale of Stock

     The exercise of an Incentive Option will not be taxable to the optionee, and ITC will not be entitled to any deduction with respect to such exercise. However, to qualify for this favorable tax treatment of incentive stock options under the Code, the optionee may not dispose of the Common Stock acquired upon the exercise of an Incentive Option until after the later of two years following the date of grant or one year following the date of exercise. The surrender of shares of ITC's Common Stock acquired upon the exercise of an Incentive Option in payment of the exercise price of an Option within the required holding period for incentive stock options under the Code will be a disqualifying disposition of the surrendered shares. Upon any subsequent taxable disposition of ITC's Common Stock received upon exercise of an Incentive Option, the optionee generally will recognize long-term or short-term capital gain (or loss) equal to the difference between the total amount realized and the exercise price of the Option.

     If an Option that was intended to be an incentive stock option under the Code does not qualify for favorable incentive stock option treatment under the Code due to the failure to satisfy the holding period requirements, the optionee may recognize ordinary income in the year of the disqualifying disposition. Provided the amount realized in the disqualifying disposition exceeds the exercise price, the ordinary income an optionee shall recognize in the year of a disqualifying disposition shall be the lower of (i) the excess of the amount realized over the exercise price or (ii) excess of the fair market value of ITC's Common Stock at the time of the exercise over the exercise price. In addition, the optionee shall recognize capital gain on the disqualifying disposition in the amount, if any, by which the amount realized in the disqualifying disposition exceeds the fair market value on ITC's Common Stock at the time of the exercise. Such capital gain shall be taxable as long-term or short-term capital gain, depending on the optionee's holding period for such shares.

     Notwithstanding the favorable tax treatment of Incentive Options for regular tax purposes, as described above, for alternative minimum tax purposes, an Incentive Option is generally treated in the same manner as a Nonqualified Option. Accordingly, an optionee must generally include in alternative minimum taxable income for the year in which an Incentive Option is exercised the excess of the fair market value of the date of exercise of ITC's Common Stock received over the exercise price. If, however, an optionee disposes of ITC's Common Stock acquired upon the exercise of an Incentive Option in the same calendar year as the exercise, only an amount equal to the optionee's ordinary income for regular tax purposes with respect to such disqualifying disposition will be recognized for the optionee's calculation of alternative minimum taxable income in such calendar year.

 New Plan Benefits

     The table below summarizes the number of options that were granted in September and October 1996 under the ITC Plan.


           Name and Position                         Number of Shares /(1)/
-----------------------------------------------      ----------------------
Arthur R. Spector
  Chairman of ITC
  Chairman, President and
  CEO of the Company..................................  500,000  /(2)/

James W. Dixon
  President, CEO and Director of ITC
  Director of the Company.............................  500,000  /(2)/

Michael G. Kantrowitz
  Director of ITC
  Executive Vice President and
  Director of the Company.............................   15,000  /(3)/

Howard L. Morgan
  Director of ITC and the Company.....................   15,000  /(3)/

John M. Ryan
  Director of ITC and the Company.....................   15,000  /(3)/

Carl G. Sempier
  Director of ITC and the Company.....................   15,000  /(3)/

Scott Holland
  Secretary and Treasurer of ITC and
  Vice President of Finance and
  Administration of the Company.......................   15,000  /(4)/

Executive Officer Group...............................1,000,000

Non-Executive Officer Director
  Group...............................................   60,000

Non-Executive Officer
  Employee Group......................................   15,000

------------------------------

 /(1)/ Except for the options listed above, future benefits under the ITC Plan are not determinable since grants of options are at the discretion of the ITC's committee and Board of Directors.

 /(2)/ Options to acquire ITC Common Stock, which are fully exercisable immediately at an exercise price of $0.44 per share.

 /(3)/ Options to acquire ITC Common Stock, which vest in three equal installments upon re-election at each of the three succeeding annual meetings beginning at the December 1996 annual meeting.

 /(4)/ Options to acquire ITC Common Stock, which vest in three equal annual installments beginning December 1996.



                        PROPOSAL TO RATIFY ACCOUNTANTS

     Arthur Andersen LLP has served as the Company's independent public accountants for the year ended June 30, 1996. The Company has requested that a representative of Arthur Andersen LLP attend the Annual Meeting. Such representative will have an opportunity to make a statement, if he or she desires, and will be available to respond to appropriate questions of stockholders.

     The Board of Directors recommends that you vote FOR the ratification of Arthur Andersen LLP as independent public accountants.


                          STOCKHOLDERS PROPOSALS FOR
                              NEXT ANNUAL MEETING

     Any properly submitted proposal which a stockholder intends to present at the next Annual Meeting of Stockholders must be received by the Company by July 9, 1997 if it is to be included in the Company's proxy statement and form of proxy relating to the next Annual Meeting.

                           HDS NETWORK SYSTEMS, INC.
                                     PROXY

       THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY
           FOR THE ANNUAL MEETING OF STOCKHOLDERS, DECEMBER 3, 1996

     The undersigned holder of Common Stock of HDS Network Systems, Inc. hereby appoints Michael G. Kantrowitz and Scott Holland, and each of them, proxies, with powers of substitution in each, to vote on behalf of the undersigned at the Annual Meeting of Stockholders to be held at 10:00 a.m. on Tuesday, December 3, 1996, at the Company's offices at 400 Feheley Drive, King of Prussia, Pennsylvania, and at all adjournments thereof, according to the number of shares which the undersigned would be entitled to vote if then personally present, and in their discretion upon such other business as may come before the Meeting.

     SHARES WILL BE VOTED AS INSTRUCTED, BUT IF NO INSTRUCTION IS GIVEN, SHARES WILL BE VOTED FOR ALL THE NOMINEES FOR DIRECTOR NAMED IN THE PROXY STATEMENT, FOR THE PROPOSALS DESCRIBED IN THE PROXY STATEMENT AND WITH DISCRETIONARY AUTHORITY ON SUCH OTHER MATTERS AS MAY COME BEFORE THE MEETING.

     The undersigned acknowledges receipt of this proxy with a copy of the Notice of Annual Meeting of Stockholders and the Proxy Statement of the Board of
Directors.    (Continued, and to be signed, on the other side)





1. ELECTION OF DIRECTORS

   [_] FOR all nominees listed below

   [_] WITHHOLD AUTHORITY
       to vote for all nominees listed below

Nominees: Arthur R. Spector, Michael G. Kantrowitz, Howard L. Morgan, John M. Ryan, Carl G. Sempier and James W. Dixon

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.)

_______________________________________________________________________________

2.  AMEND THE COMPANY'S 1995 STOCK OPTION PLAN.
               [_] FOR   [_] AGAINST  [_] ABSTAIN
3. APPROVE THE INFORMATION TECHNOLOGY CONSULTING, INC. 1996 EQUITY COMPENSATION PLAN.
               [_] FOR   [_] AGAINST  [_] ABSTAIN
4.  RATIFY THE SELECTION OF ARTHUR ANDERSEN LLP AS INDEPENDENT AUDITORS.
               [_] FOR   [_] AGAINST  [_] ABSTAIN
5. IN THEIR DISCRETION, UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

                            Change of Address or [_]
                            Comments Mark Here

                            NOTE: Please sign exactly as name(s) appears hereon. Executors, administrators, trustees, etc.
                            should give full title as such.

                            DATE:_______________________________________________


                            ____________________________________________________
                                                Signature

                            ____________________________________________________
                                                Signature


Votes must be indicated [_] or [X] in Black or Blue ink.
PLEASE SIGN AND RETURN PROMPTLY IN THE ENCLOSED POSTAGE PAID ENVELOPE.